Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Nancy Shipp, (Investors) 206.388.3136
bluenileir@bluenile.com

John Baird, (Media) 206.336.6755
johnb@bluenile.com

Blue Nile Announces First Quarter Financial Results

Blue Nile Reports Q1 Net Sales of $44.1 Million, up 23.3% from Prior Year
Achieves Q1 Earnings Per Diluted Share of $0.14
Trailing Twelve Months’ Non-GAAP Free Cash Flow Increases 98.4% Year Over Year
Announces $4.2 Million in Share Repurchases to Date

SEATTLE, May 4, 2005 - Blue Nile, Inc. (Nasdaq: NILE) reported financial results for its first quarter ended April 3, 2005.

Blue Nile reported first quarter net sales of $44.1 million, compared to net sales of $35.8 million in the first quarter of 2004, an increase of 23.3%. Net income in the first quarter increased 36.6% to $2.6 million, or $0.14 per diluted share, from $1.9 million, or $0.12 per diluted share, in the prior year.

“Blue Nile delivered excellent sales and earnings growth, reflecting the strength in execution of our differentiated business model,” said Mark Vadon, Chief Executive Officer. “These results demonstrate our ongoing ability to drive continued business growth while delivering strong profitability to our shareholders. We are pleased with all areas of our business, and we are well positioned to deliver on our 2005 goals.”

Mr. Vadon added, “Through the balance of 2005, we will continue to focus on building our brand and expanding our market share in our core customized diamond jewelry business in the U.S. We intend to expand our international presence in Canada and in the UK. Lastly, we will remain laser focused on profitable growth.”

Blue Nile also announced that it repurchased 156,000 shares of its common stock through May 3, 2005 for an aggregate price of $4.2 million, including the repurchase of 39,000 shares for an aggregate purchase price of $1.1 million during the quarter ended April 3, 2005. On February 8, 2005, Blue Nile announced that its Board of Directors had authorized the repurchase of up to $30 million of the Company’s common stock during the next 12 months. “Our stock repurchase program underscores our commitment to delivering value to our shareholders. We believe it is an attractive investment opportunity for the Company, based upon current market conditions and the confidence we have in our ability to scale and grow the business with minimal capital expenditures,” said Mr. Vadon.

Other Financial Highlights
•	Cash and marketable securities totaled $80.6 million at April 3, 2005.

•	Blue Nile transitioned to a four-four-five retail fiscal calendar on January 1, 2004. As a result of this transition, the first fiscal quarter of 2004 consisted of two additional shipping days as compared to the first fiscal quarter of 2005. These additional days contributed approximately $0.3 million to net sales for the quarter ended April 4, 2004.

•	Gross profit for the first quarter was $9.7 million, compared to $8.2 million in the first quarter of 2004, an increase of 18.0%. Gross profit as a percentage of net sales was 22.0% in the quarter versus 22.9% in the prior year period.

•	Selling, general and administrative expenses increased 15.4% in the first quarter of 2005 from $5.3 million to $6.1 million, reflecting the Company’s increase in net sales, additional administrative expenses required as a public company and increased marketing expenses. As a percentage of net sales, selling, general and administrative expenses were 13.9%, compared to 14.8% in the first quarter of 2004.

•	For the trailing twelve month period ended April 3, 2005, non-GAAP free cash flow was $19.2 million, compared to $9.7 million in the prior year, an increase of 98.4%. Net cash provided by operating activities for the trailing twelve month period ended April 3, 2005 was $21.1 million, compared to $13.1 million in the prior year.

•	Capital expenditures in the first quarter of 2005 totaled $157,000, compared to $102,000 in the first quarter of 2004.

Financial Guidance
 The following forward-looking statements reflect Blue Nile’s expectations as of May 4, 2005. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.

Expectations for the Second Quarter ending July 3, 2005:

•	Second quarter net sales are expected to be between $41.5 million and $43.5 million.

•	Net income is expected to be between $0.11 and $0.13 per diluted share.

Expectations for the Full Year ending January 1, 2006:

•	Net sales are expected to be between $200.0 million and $212.0 million.

•	Net income is expected to be in a range of $0.67 to $0.72 per diluted share.

•	The effective tax rate for the full year 2005 is expected to be approximately 36.0%.

•	Capital expenditures are expected to be between $2.5 million and $3.0 million.

On April 15, 2005, the U.S. Securities and Exchange Commission extended the implementation deadline for Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”. As a result, Blue Nile will implement SFAS 123R beginning in the first quarter of fiscal year 2006, rather than in the third quarter of our 2005 fiscal year, as previously disclosed.

Forward-Looking Statements
 This press release contains forward-looking statements, including, without limitation, all statements related to future financial performance, plans to grow our business and build our brand. Words such as “expect,” “anticipate” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed for the year ended January 2, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Conference Call
 Company management will be holding a conference call to discuss its first quarter 2005 financial results on Wednesday, May 4, 2005 at 5:00 p.m. ET/2:00 p.m. PT. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any Non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measure
Blue Nile provides all information required in accordance with generally accepted accounting principles (GAAP). The company supplements this information with certain non-GAAP measures of financial performance in order to enhance investors’ overall understanding of the Company’s current financial performance and financial condition. Internally, Blue Nile uses calculations of non-GAAP free cash flow, which represents net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development, to evaluate the liquidity being generated in its operations and to assess its financial resources. Blue Nile includes these cash outflows for fixed asset purchases in its non-GAAP measure of free cash flow, because it believes the resulting non-GAAP free cash flow financial measure provides a more conservative and accurate assessment of the amount of cash being generated by its operations and consequently a more definitive determination of Blue Nile’s liquidity and available resources.

Blue Nile’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Blue Nile presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Blue Nile’s operating results and financial condition in a manner that focuses on what management believes to be Blue Nile’s ongoing business operations. Management also believes that the inclusion of the non-GAAP free cash flow calculation provides consistency and comparability with similar companies in Blue Nile’s industry. Investors should note, however, that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner as that of other companies. Whenever Blue Nile uses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by operating activities is as follows (in thousands):

	Twelve months	Twelve months
	ended	ended
	April 3, 2005	April 4, 2004
Net cash provided by operating activities	$21,137	$13,068
Purchases of fixed assets, including internal-use software and website development	(1,888)	(3,368)

Non-GAAP free cash flow	$19,249	$9,700

About Blue Nile, Inc.
 Blue Nile (www.bluenile.com) is a leading online retailer of high quality diamonds and fine jewelry. The Blue Nile web site showcases over 55,000 independently certified diamonds and more than 1,000 styles of fine jewelry, including rings, wedding bands, earrings, necklaces, pendants, bracelets and watches.

BLUE NILE, INC.
Condensed Consolidated Balance Sheets

	April 3,	January 2,
	2005	2005
	(Unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$53,534	$59,499
Restricted cash	118	—
Marketable securities	26,930	41,868

Total cash and marketable securities	80,582	101,367
Accounts receivable	705	760
Inventories	10,956	9,914
Deferred income taxes	8,337	8,442
Prepaids and other current assets	974	1,046

Total current assets	101,554	121,529
Property and equipment, net	3,659	3,916
Intangible assets, net	377	385
Deferred income taxes	1,455	2,475
Other assets	77	77

Total assets	$107,122	$128,382

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,631	$37,775
Accrued liabilities	2,695	5,713
Current portion of deferred rent	205	203

Total current liabilities	20,531	43,691
Deferred rent, less current portion	1,012	1,071
Commitments and contingencies
Stockholders’ equity:
Common stock	19	18
Additional paid-in capital	105,022	104,684
Deferred compensation	(795)	(929)
Accumulated other comprehensive loss	(4)	(2)
Accumulated deficit	(16,913)	(19,515)
Treasury stock	(1,750)	(636)

Total stockholders’ equity	85,579	83,620

Total liabilities and stockholders’ equity	$107,122	$128,382

Note: The balance sheet at January 2, 2005 has been derived from the audited financial statements at that date.

BLUE NILE, INC.
Condensed Consolidated Statements of Operations

	Quarter Ended
	April 3,	April 4,
	2005	2004
	(Unaudited)
	(in thousands, except per share data)
Net sales	$44,116	$35,784
Cost of sales	34,429	27,572

Gross profit	9,687	8,212

Operating expenses:
Selling, general and administrative	6,123	5,308
	6,123	5,308

Operating income	3,564	2,904

Other income (expense) net:
Interest income	501	42
Other income	—	24

	501	66

Income before income taxes	4,065	2,970
Income tax expense	1,463	1,066

Net income	$2,602	$1,904

Basic net income per share	$0.15	$0.43

Diluted net income per share	$0.14	$0.12

Shares used for computation:
Basic	17,752	4,400
Diluted	18,801	16,440

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows

	Year to Date Ended
	April 3,	April 4,
	2005	2004
	(Unaudited)
	(in thousands)
Operating activities:
Net income	$2,602	$1,904
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	415	375
Loss on disposal of assets	5	—
Stock-based compensation	81	105
Deferred income taxes	1,378	1,014
Changes in assets and liabilities:
Receivables, net	55	209
Inventories	(1,042)	2,303
Prepaid expenses and other assets	73	(724)
Accounts payable	(20,144)	(14,548)
Accrued liabilities	(3,018)	(1,627)
Deferred rent	(57)	(49)

Net cash used in operating activities	(19,652)	(11,038)

Investing activities:
Purchases of property and equipment	(157)	(102)
Proceeds from the sale of property and equipment	1	—
Purchases of marketable securities	(22,066)	—
Proceeds from the sale of marketable securities	37,000	—
Transfers of restricted cash	(118)	340

Net cash provided by investing activities	14,660	238

Financing activities:
Repurchase of common stock	(1,114)	—
Proceeds from warrant and stock option exercises	141	59

Net cash (used in) provided by financing activities	(973)	59

Net decrease in cash and cash equivalents	(5,965)	(10,741)

Cash and cash equivalents, beginning of period	59,499	30,383

Cash and cash equivalents, end of period	$53,534	$19,642